SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                  --------------------------------------------


                                    FORM 8-K
                                 CURRENT REPORT

         Date of Report (Date of earliest event reported) March 31, 2003


                                 RENT-WAY, INC.
             (Exact name of registrant as specified in its charter)



Pennsylvania                      0-22026                         25-1407782
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(State or other jurisdiction  (Commission File Number)      (IRS Employer
 of incorporation)                                           Identification No.)

One RentWay Place, Erie, Pennsylvania                                  16505
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(Address of principal executive offices)                            (Zip Code)


        Registrant's telephone number, including area code (814) 455-5378


         ______________________ Not Applicable  ________________________
          (Former name or former address, if changed since last report)

                                 RENT-WAY, INC.



Item 5.    Other Events


               RENT-WAY CORRECTS BENEFICIAL OWNERSHIP INFORMATION
                             FOR ROBERT B. FAGENSON

ERIE, PA, March 31, 2003 -- Rent-Way Inc. (NYSE: RWY) announced today a correction in the beneficial ownership information reported for its director, Robert B. Fagenson, in its proxy statement for the annual meeting of shareholders held on March 12, 2003 as filed with the Securities and Exchange Commission on January 28, 2003. As of January 17, 2003, the record date for the proxy statement, Mr. Fagenson beneficially owned 369,500 shares of Rent-Way's common stock, and not 109,500 shares of common stock as reported in the proxy statement. The corrected amount includes 81,000 shares issuable upon the exercise of stock options which were then exercisable or which would become exercisable within 60 days, 2,500 shares owned by the Fagenson & Co., Inc. Employee Pension Plan and Trust, of which Mr. Fagenson is a co-trustee, 10,000 shares held in a family foundation and 16,000 shares held in trusts for Mr. Fagenson's adult children, for which Mr. Fagenson serves as trustee and for which he disclaims beneficial ownership.

Rent-Way is one of the nation's largest operators of rental-purchase stores. Rent-Way rents quality, name-brand merchandise such as home entertainment equipment, computers, furniture and appliances from 759 stores in 33 states.





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


                                 RENT-WAY, INC.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                 Rent-Way, Inc.
                                  (Registrant)


                                  By:      /S/ WILLIAM A. MCDONNELL

April 2, 2003                 -------------------------------------------
   Date                               (Signature)

                                          William A. McDonnell
                                 Vice President and Chief Financial Officer


                                  By:     /S/ JOHN A. LOMBARDI

April 2, 2003                 ------------------------------------------
  Date                                (Signature)
                                          John A. Lombardi
                                 Chief Accounting Officer and Controller